SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND RELEASE OF CLAIMS (this “Release”) is entered into this 29th day of January, 2007 by and between nFinanSe Inc. (“Company”) and Clifford Wildes (“Employee”), (each a “Party” or collectively the “Parties”). In consideration of the promises and commitments made in this Release, the sufficiency and fairness of which is hereby acknowledged, Company and Employee agree as follows:

        ARTICLE 1
TERMINATION OF EMPLOYMENT RELATIONSHIP

1.1  Separation from Company. Company and Employee mutually agree that Employee’s employment with Company will terminate, effective as of the date of this Release. Employee has no further rights, duties or obligations relating to Company or Released Parties other than as set forth in this Release. Employee acknowledges that any and all agreements relating to Company or Released Parties, including the Employment Agreement dated October 1, 2005, (the “Employment Agreement”) are hereby cancelled by the Parties, effective immediately. This Release shall replace all other agreements relating to Employee, Company and Released Parties (as defined below).

1.2  Return of Property. Except for property that is already in the public domain (such as public records), Employee will return all Company property in Employee’s possession upon request and if not specifically requested, on or before Employee’s final date of employment.

     ARTICLE 2
RELEASED PARTIES

The Parties intend this Release to benefit and release Company and all entities and individuals which are affiliates of Company including, without limitation any corporation or entity hereafter controlled by, or under the control of, any of the above described affiliates or other known affiliates of Company, their heirs, predecessors, successors, administrators, assigns, and subsidiaries, and each of their respective officers, directors, agents, attorneys, and employees and their heirs, successors, administrators, assigns (collectively, the “Released Parties”).

The Parties intend this Release to benefit and release Employee and Employee’s family members, heirs, and administrators (collectively, the “Employee Released Parties”).

     ARTICLE 3
RELEASE OF ALL PARTIES

3.1  General Release. Employee agrees and understands that Employee is receiving in exchange for Employee’s promises contained in this Release, something of value to Employee. Employee has determined that this is a fair exchange. In order for Employee to receive this consideration, Employee knowingly and voluntarily releases Released Parties from every possible claim that Employee can legally waive arising prior to the date of this Release. This waiver should be construed as broadly as possible to release all possible claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown, that may be waived. However, for additional clarity, the following is a list of some of the types of claims included in this Release: all claims in tort (for negligent or intentional acts), in contract, by statute, for constitutional violation, for wrongful discharge, discrimination, harassment, retaliation, or claims of personal injury, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, including but not limited to, any and all claims, demands, rights, and/or causes of action arising out of employment with Company or Released Parties, or relating to purported employment discrimination or violations of civil rights, including, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Family and Medical Leave Act (“FMLA”), the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990 (“ADA”), public and private whistle blower laws, Employee Order 11246, the Equal Pay Act of 1963, the Rehabilitation act of 1973, the Employee Retirement Income Security Act of 1974 (“ERISA”), or other benefits laws, or any other applicable federal, state or local employment discrimination statute or ordinance or any other claim, whether statutory or based on common law, arising by reason of Employee’s employment with Company, investment in Company, and service as a director and officer of Company or the Released Parties, the separation from that employment or circumstances related thereto or by reason of any other matters, cause, or thing whatsoever, from the beginning of time to the signing of this Release, and specifically releases any claims that the Released Parties have any obligation to rehire Employee at any time.

3.2  Age Discrimination Waiver. In exchange for a portion of the payments described in this Release, Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination in Employment Act of 1967, 290 U.S.C. §621-634, as amended, and the Older Workers Benefit Protection Act, which Employee might otherwise have had against any and all of the Released Parties regarding any aspect of employment with Company up to and including the separation from employment and signing this Release.

3.3  Company Release. Company agrees and understands that Company is receiving in exchange for Company’s promises contained in this Release, something of value to the Company. Company has determined that this is a fair exchange. In order for Company to receive this consideration, Company knowingly and voluntarily releases the Employee and the Employee Released Parties from every possible claim that Company can legally waive for actions or inactions by Employee in his capacity as an officer, director and employee of Company. This waiver should be construed as broadly as possible to release all possible claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown, that may be waived.

    ARTICLE 4
CONFIDENTIALITY

The Parties agree that the terms of this Release, including information presented and made accessible to the Parties as part of their respective consideration of this Release, are confidential, and the Parties agree not to divulge such terms, other than to their accountants, attorneys, Employee’s family and the Internal Revenue Service or as required by law. The Parties acknowledge that to ensure compliance with this Release , each Party may disclose this Release to third-parties to the extent necessary to inform the third-parties of the disclosing Party’s obligations under this Release. The foregoing covenant not to disclose shall be binding upon Employee and Company. Employee and Company shall advise those to whom the contents of this Release are disclosed of this nondisclosure covenant. The agreement of the Parties to be bound by the covenants contained herein is indicated by the Parties’ signature on this Release. The Parties’ signature on this Release also indicates each Party’s agreement that this provision is an important and material element of this Release and is given in fair exchange for the consideration to each Party under this Release.

If the law requires any Party to make additional disclosures of confidential information, the Party required to disclose the information shall provide the details of such legal requirement(s) to the other Party as soon as possible and in advance of the disclosure so that the other Party may make any legal objections to the disclosure. The Parties agree to work together to produce a public announcement and press release concerning Employee’s termination of employment.

      ARTICLE 5
PAYMENTS

5.1  Post Employment Pay. In lieu of the termination payments and accrued vacation payments set forth in the Employment Agreement, Company shall pay to Employee the sum of $250,000. The sum shall be paid in installments as follows:

(a)  $30,000 upon the execution of this Release;

(b)  $30,000 per month payable monthly for 3 months, with the first payment due on the date 30 days from the date hereof;

(c)  $43,333 per month payable monthly for 3 months, with the first payment due on the date 30 days following the final payment provided for in Article 5.1(b) above.

All payments are to be made by Company to Employee, less ordinary payroll withholdings, in accordance with Company’s uniform payroll procedures until the final payment set forth in Article 5.1(c) has been made; provided, however, that in no event will payment under this Article 5.1 be made later than March 15, 2008. The Parties acknowledge that the inclusion of the date of March 15, 2008 in the preceding sentence shall not in any way be construed as an exception to the Company’s obligation to make payments to Employee in accordance with the time periods set forth in subsections 5.1(a), (b) and (c), above.

5.2  Insurance. Employee shall be entitled to COBRA benefits as required by law.

5.3  Options. Upon termination of Employee’s employment, Employee shall be entitled to retain all vested options to purchase Company stock that Employee possesses as of the date of termination, in accordance with the terms of issuance of such options. Subject to the terms of issuance of said Options, and Employee’s deliverance of any required opinions, Company shall fully cooperate with, and provide all necessary assistance to Employee when Employee exercises his options or sells his shares in the Company, including without limitation executing all documents necessary to effectuate the exercise of any option or the sale of any shares. As of the date of termination, Employee shall no longer be entitled to earn additional options or vest in additional options under Company’s stock option plan.

5.4  No other payments. Company shall not make any other payments to or on behalf of Employee, whether in the form of bonuses, severance, paid time off, profit sharing contributions, or otherwise. Employee agrees that he is not entitled to unemployment compensation and will not seek unemployment compensation.

ARTICLE 6
POST EMPLOYMENT COOPERATION

6.1  Post-Employment Services. Employee agrees for a period of two (2) years following the date of this Agreement to assist Company in any and all reasonable ways, including, but not limited to: (a) immediately providing any passwords to Company’s Chief Executive Officer; (b) assisting Company with locating information and property about which Employee may have knowledge; (c) responding to questions relating to Company and Employee’s work as such questions arise; (d) cooperating with Company in the preparation or defense of any lawsuits or claims relating to work performed by Employee or with which Employee had knowledge, including but not limited to the Blackstone litigation; and (e) communicating about Company in a positive manner subject to Employee’s obligation to comply with the law and to cooperate with governmental authorities.

6.2  Claims. The Parties agree that they will not bring any claim, suit, arbitration, or mediation against any of the Released Parties, Employee or Employee Released Parties relating to Employee’s employment, separation from employment, or any other matter occurring prior to the Effective Date of this Release. Nothing herein prohibits either Party from complying with the law and cooperating with appropriate governmental authorities.

6.3  Derogatory Statements. Subject to each Party’s obligations to comply with the law and to cooperate with governmental authorities, each Party shall refrain from making any derogatory or negative communications about the other Party, its shareholders, directors, family members and employees (cumulatively referred to as “Agents”). Subject to each Party’s obligation to comply with the law and to cooperate with governmental authorities, all of a Party’s communications about the other Party, the other Party’s Agents, and Employee’s departure from Company shall be positive and shall not reflect negatively on Company, Employee or the Agents. This requirement applies to communications within Company and outside Company by Employee and Company. This obligation shall continue indefinitely.

6.4  Ownership of Information and Products. Employee agrees that all records, products, documents and all Confidential Information purchased, possessed or created by any employee or contractor of Company, including Employee, during employment, or during the performance of services for Company are owned by and shall be controlled by Company. Except for information already in the public domain such as public records, Employee may not download, copy or retain copies already in his possession of any information, documents or other property of Company without specific approval from Company’s Chief Executive Officer; such approval must be obtained for each such item.

6.5  Company Cooperation. For a period of three (3) months after the date of this Agreement, the Company shall monitor all email and voice mail communication to Employee and timely forward any communication not related exclusively to Company business to the Employee. Company shall provide Employee with a complete copy of his Employment file within two days after the execution of this Release.

     ARTICLE 7
RESTRICTIVE COVENANTS

7.1  Protection of Interests. Employee has had access to and has been associated with one or more of the following assets of Company: (a) trade secrets, (b) valuable confidential business or professional information, (c) prospective or existing clients, suppliers and other business associates of Company, (d) the goodwill of Company’s clients, contractors, employees and other business associates, (e) extraordinary or specialized training or education, and (f) other Confidential Information (defined below), and Employee might have future access to such assets. As a result, Employee and Company mutually agree that substantial business reasons exist for Company to enforce the restrictive covenants set forth herein.

7.2  Non-Competition and Non-Interference. Employee agrees that for a period of two (2) years following the date hereof, Employee will not, either as an individual on his own account, or as a partner or joint venturer, or as an employee, agent, or under the authority of any person or business entity, investor (other than holding shares listed on a public stock exchange that do not exceed five percent [5%] of the outstanding shares so listed), or as an officer, director or stockholder or an employer, without Company’s Chief Executive Officer’s prior written consent, directly or indirectly:

(a)  Solicit or contact any clients to attempt to persuade them to cease or reduce the amount of business they do with Company.

(b)  Employ or retain, or assist in the recruiting or retaining any individual that that is currently an employee of Company.

(c)  Disclose to anyone or utilize any Confidential Information to the detriment of Company.

(d)  Undertake any illegal activities or any acts that are not in the best interests of Company.

(e)  Consult for a direct competitor of Company in a manner that would decrease or diminish Company’s market share or opportunities.

(f)  Consult with a strategic partner of Company in a manner that would decrease or diminish Company’s market share or opportunities.

(g)  Become employed by or otherwise provide services to any company whose primary business is to provide stored value and prepaid credit card services in the United States of America.

The Parties acknowledge that no term of this Release shall prevent Employee in any way from investing in or serving on the Board of Directors of any of the following companies: King Technologies, Guardian Meter, Inc., Empower, Inc and West Coast Management Solution, LLC provided that such companies are not and shall not become engaged in activities which would cause Employee to be in breach of this Article 7.2.

7.3  The term “Confidential Information” shall mean any or all of the following: computer software; client lists; clients; client and candidate requirements; personnel data; financial performance and projections; cost data; sales and marketing plans; and other material or information relating to the proprietary manner in which Company does business that are not known to others engaged in similar businesses or activities.

7.4  Employee agrees that Confidential Information is and shall at all times remain the sole and exclusive property of Company, and that any Confidential Information produced by Employee in the course of direct employment with and for purposes of Company shall be the exclusive property of Company.

7.5  The Parties agree that Company may assign this Release, and any successor-in-charge shall have the right to full enforcement of this Release provided that it assumes and satisfies all obligations under the Release.

7.6  Employee further acknowledges and agrees with Company that the particular matters referred to in this Release are of such nature that in the event of a threatened or actual violation thereof, proof of damages would be extremely difficult. Therefore, in the event of the breach or threatened breach by Employee of the covenants contained in this Release, Employee agrees that Company shall be entitled to injunctions, both preliminary and final, enjoining and restraining such breach or threatened breach and such remedies shall be in addition to all other remedies which may be available to Company either at law or in equity. Company and Employee agree and acknowledge that a violation of the covenants contained herein shall cause Company to suffer irreparable damages, including the potential inability of Company to prove specific money damages and Employee agrees that he is estopped from subsequently asserting in any action to enforce the provisions of the covenants contained herein that Company has an adequate remedy at law and therefore is not entitled to injunctive relief.

       ARTICLE 8
EFFECT OF RELEASE

Employee understands that Employee is not entitled to receive any of the benefits outlined in this Release if Employee does not sign this Release. Employee understands that Employee may revoke this Release, within seven (7) days of signing it. To be effective, the revocation must be in writing and delivered by hand-delivery or as described below to Jerry R. Welch at Company within seven days of signing it. If not hand delivered, the revocation must be (i) postmarked within seven (7) days of signing this Release, (ii) properly addressed as referenced above; and (iii) sent by certified mail, return receipt requested. Employee understands that if Employee revokes this Release, as outlined in this paragraph, this Release will not be effective or enforceable and Employee will not be eligible to receive any payments or benefits under this Release. If Employee delivers a fully executed Release as provided in this Release and does not revoke this Release as provided herein, this Release will become effective on the 8th day following delivery of this Release (the “Effective Date”).

       ARTICLE 9
INDEMNIFICATION

Company agrees to indemnify and hold harmless Employee against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with any action in which Employee is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Employee’s acting for Company, under the Employment Agreement (or its predecessor employment agreements), under this Release, or pursuant to Employee’s service as a director and officer of Company. The indemnification set forth in this Article 9 does not apply to acts performed by Employee for which Employee has been criminally indicted.

If any action, suit, proceeding or investigation is commenced, as to which Employee proposes indemnification pursuant hereto, Employee shall provide written notice to Company with reasonable promptness, but in no event later than 30 days after having received notice of such action, suit, proceeding or investigation. Employee’s failure to provide the notice set forth herein shall relieve Company from its obligations hereunder. Upon receipt of notice of claim of indemnification by Employee, Company shall retain counsel of Company’s own choice to represent Employee (subject to the consent of Employee, which consent shall not be unreasonably withheld or delayed) as long as Company is conducting a good faith and diligent defense. Company shall pay fees, expenses and disbursements of such counsel and in the event such counsel fails to conduct a diligent and good faith defense, Company shall pay for counsel selected by Employee to replace such counsel (provided the counsel selected by Employee is approved by Company which approval shall not be unreasonably withheld or delayed). At Company’s expense, Employee and/or counsel selected by Employee shall at all times have the right to fully participate with the counsel selected by Company in the defense of a claim against Employee. If the named parties to the action or proceeding include both the Company and the Employee and the Employee is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, Employee may engage separate legal counsel at Company’s expense (subject to Company’s approval which approval shall not be unreasonably withheld or delayed) Company shall be liable for any settlement of any claim against Employee. Notwithstanding anything to the contrary contained in this Article 9, Company shall not settle or compromise any claim, or permit a default or consent to the entry of any judgment without the prior written consent of Employee which consent shall not be unnecessarily withheld or delayed.

        ARTICLE 10
REVIEW OF RELEASE

10.1  Consultation with Counsel. Employee is advised to consult with an attorney prior to signing this Release. Employee understands that whether or not he does consult with an attorney is his decision.

10.2  Review Period. Employee has been offered the opportunity to take up to twenty-one (21) days to consider this Release. Employee understands that a signed original of this Release must be received by Jerry R. Welch before 5:00 p.m. on the twenty-second (22nd) day following Employee’s receipt of this document in order for this Release to be effective. Employee may choose to return this Release at any time before that deadline.

         ARTICLE 11
MISCELLANEOUS

11.1  Survival. If any provision of this Release is declared or determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms or provisions shall not be effected thereby, and said illegal, unenforceable, or invalid part, term or provision, shall be deemed not to be part of this Release.

11.2  Duplicate Originals. This Release may be executed in several counterparts, each of which shall be deemed an original.

11.3  Headings. The headings contained in this Release are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Release or any provisions hereof.

11.4  Representations. Company represents and warrants to Employee that as of the date of the Release, to the best of Company’s knowledge and belief, no change in control of the ownership the Company, as defined in U.S. securities laws, has occurred and there have been no negotiations to sell the Company. In determining whether to execute this Release, Employee has not relied on any representations by Company other than the representations contained in this Article 11.4 and the other representations contained in this Release.

11.5  Effect. Nothing herein shall be construed to release any third parties, other than the Company and the Released Parties, from claims or actions which Employee may have against such third parties.

11.6  Effectuating Release. Employee hereby agrees to execute any additional documents that may reasonably be required to facilitate or effectuate this Release. The Parties are unaware of the existence of any such need at this time.

11.7  Review and Understanding. Employee acknowledges that Employee has received this Release on January 29, 2007 and has read its terms and understands the terms of this Release.

11.8  For Settlement Purposes. This Release is entered into in full accord and satisfaction and compromise of the claims or potential claims of Employee and is not in any way to be construed as an admission of any wrongdoing or liability on the part of the Released Parties or an admission that Released Parties violated any law or breached any agreement. Company expressly denies any liability or violation and intends merely to avoid the costs associated with any potential litigation.

11.9  Voluntary. Employee agrees that Employee executed this Release voluntarily and without duress, coercion, or undue influence.

11.10  Binding. This Release is binding on Employee and Employee’s heirs, administrators, executors, successors and assigns. If any provision hereof is deemed to be unenforceable by a matter of law by a court of competent jurisdiction, then such court shall have the right to reform this Release to give maximum effect to its provisions and the intent of this Release.

11.11  Breach. Employee’s material breach of this Release shall result in the immediate cessation of Company’s payment obligations set forth in Article 5, and Employee shall repay to Company 20% of all amounts received. The portion retained by Employee shall constitute sufficient consideration for Employee’s remaining provisions in this Release. Company shall retain the right to seek an injunction to enforce any provision of this Release. In the event Company materially breaches this Release, all monies owed to Employee under Section 5.1 of this Release shall be accelerated and shall be immediately paid to Employee. In addition, Employee shall be entitled to all remedies available at law and in equity to enforce the provisions of this Release and to recover all damages which he has incurred as a result of Company’s breach of the Release.

11.12  Entire Agreement. This Release contains the entire agreement between the Parties. Any prior agreements or understandings are replaced by this Release. By signing this Release, Employee acknowledges that Employee has reviewed, understands, and agrees with each of the terms of this Release and hereby effects this Release.

11.13  Choice of Law and Venue. This Release shall be governed by the internal laws of the State of Florida (without regard to conflict of laws or similar concepts). Jurisdiction and venue shall lie, and all legal proceedings shall be brought, in the Twelfth Judicial Circuit in and for Sarasota County, Florida, or in the United States District Court for the Middle District of Florida.

11.14  Section 409A of the Code. To the extent any payment under this Release is deemed to be deferred compensation subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the requirements of section 409A of the Code are not met with respect to such payments, Company may amend this Release so that such payments will be made in accordance with the requirements of section 409A of the Code. Amendment of this Release to comply with section 409A of the Code will not result in Employee being entitled to receive any enhanced benefit under this Release.

11.15  Cell Phone Number. Company shall transfer to Employee the cell phone number that Employee used while employed by Company.

11.16  Network Card. Employee shall retain at Employee’s expense the Verizon cell number/network card previously provided by Company to Employee.

IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the date first above written.

WITNESSES AS TO nFinanSe, INC.		nFinanSe, INC.

/s/ Lisa Fitzgerald	By:	/s/ Jerry R. Welch
Jerry R. Welch
Chief Executive Officer

WITNESSES AS TO EMPLOYEE		CLIFFORD H. WILDES

/s/ Lauren Miniaci		/s/ Clifford H. Wildes
	Date:	January 29, 2007